EXHIBIT A

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF
NB MANAGEMENT, NB LLC AND LBAM

     The address of each principal executive officer and director of NB Management and NB LLC, listed below is 605 Third Avenue, New York, New York 10158. The address of each principal executive officer and director of LBAM, listed below is 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60601.

Name	Principal Occupation
Joseph V. Amato	Director, NB Management; Sole Director, CEO and President, NB Holdings; Managing Director, Lehman Brothers Inc. (“LBI”)
Thanos Bardas	Senior Vice President, LBAM.
John J. Barker	Vice President, NB Management; Managing Director, NB LLC.
Ann H. Benjamin	Vice President, NB Management; Managing Director, NB LLC.
Michael L. Bowyer	Vice President, NB Management.
Claudia A. Brandon	Vice President/Mutual Fund Board Relations and Assistant Secretary, NB Management; Senior Vice President, NB LLC; Secretary of each Trust.
David M. Brown	Senior Vice President, LBAM.
David H. Burshtan	Vice President, NB Management.
Robert Conti	Senior Vice President, NB Management; Managing Director, NB LLC; President and Chief Executive Officer of each Trust.
Robert B. Corman	Vice President, NB Management; Managing Director, NB LLC.
Robert W. D’Alelio	Vice President, NB Management; Managing Director, NB LLC.
John C. Donohue	Managing Director, LBAM.
John E. Dugenske	Vice President, NB Management.
Ingrid Dyott	Vice President, NB Management; Vice President, NB LLC.
Janet A. Fiorenza	Vice President, NB Management.
Lawrence K. Fisher	Vice President, NB Management; Managing Director, NB LLC.
Daniel J. Fletcher	Vice President, NB Management; Senior Vice President, NB LLC.
Michael Foster	Vice President of NB Management, NB LLC and LBAM.
William J. Furrer	Vice President, NB Management.
Maxine L. Gerson	Secretary and General Counsel, NB Management; Senior Vice President, NB LLC; Deputy General Counsel and Assistant Secretary, NB LLC; Chief Legal Officer of each Trust.
Richard Grau	Vice President of, NB Management, NB LLC and LBAM.
Edward S. Grieb	Treasurer and Chief Financial Officer, NB Management, Senior Vice President and Treasurer, NB LLC; Treasurer, NB Holdings.
Michael J. Hanratty	Vice President, NB Management.
James L. Iselin	Senior Vice President, LBAM.
Richard W. Knee	Managing Director, Board Member, LBAM.
Milu E. Komer	Vice President, NB Management.
Sajjad S. Ladiwala	Vice President, NB Management.
Richard S. Levine	Vice President, NB Management.
Kristian J. Lind	Vice President, LBAM.
John A. Lovito	Vice President, NB Management.
Arthur Moretti	Managing Director, NB LLC.
S. Basu Mullick	Vice President, NB Management; Managing Director, NB LLC.
Thomas P. O’Reilly	Vice President, NB Management; Managing Director, NB LLC.

A-1

Loraine Olavarria	Assistant Secretary, NB Management.
Elizabeth Reagan	Vice President, NB Management.
Brett S. Reiner	Vice President, NB Management.
Daniel D. Rosenblatt	Vice President, NB Management; Managing Director, NB LLC.
Benjamin E. Segal	Vice President, NB Management; Managing Director, NB LLC.
Ronald B. Silvestri	Vice President, NB Management; Senior Vice President, NB LLC.
Thomas Sontag	Managing Director, LBAM.
Michelle B. Stein	Vice President, NB Management.
Bradley C. Tank	Chairman, CEO, Board member and Managing Director, LBAM; Global Head of Fixed Income Asset Management and Co-Head of Institutional Asset Management, Lehman Brothers.
Kenneth J. Turek	Vice President, NB Management.
Judith M. Vale	Vice President, NB Management; Managing Director, NB LLC.

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